SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 20, 1999

                          ESPEY MFG & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)

              New York                   1-4383                14-1387171
(State or other jurisdiction of        (Commission          (I.R.S. Employer
            incorporation)             File Number)         Identification  No.)

   233 Ballston Avenue, Saratoga Springs, New York              12866
      (Address of principal executive offices)                (Zip Code)

                                 (518) 584-4100

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

On December 20, 1999, Espey Mfg. & Electronics Corp. ("Espey") amended and restated its existing Rights Agreement dated March 31, 1989, as amended February 12, 1999, between Espey and Registrar and Transfer Company (as amended and restated, the "Rights Agreement"). The amended and restated Rights Agreement will be effective December 31, 1999. The Rights Agreement provides, generally, that upon certain events, including the acquisition by certain parties of a specified percentage of the Company's stock, shareholders receive rights to purchase additional stock at a price specified in the Rights Agreement. The significant amendments to the Rights Agreement include (i) the extension of the expiration date of the Rights Agreement until December 31, 2009 (ii) the reduction of the purchase price at which shareholders can acquire such additional shares to $50 (subject to adjustment as described in the Rights Agreement). As amended, the Rights Agreement remains in full force and effect.

This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference and is attached hereto as Exhibit 4.1.

ITEM 7.  Financial Statement and Exhibits

(a)      Financial Statements of Businesses Acquired:  N/A

(b)      Pro Forma Financial Information:  N/A

(c)      Exhibits:

         4.1 Amended and Restated Rights Agreement, dated March 31, 1989, as amended February 12, 1999 and December 31, 1999, between Espey Mfg. & Electronics Corp. and Registrar and Transfer Company

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ESPEY MFG. & ELECTRONICS CORP.

                                            /s/  David O'Neil
                                            -----------------
                                            David O'Neil, Assistant Treasurer
                                             And Controller


Dated: December 21, 1999

                                  EXHIBIT INDEX

      Exhibit No.                            Document
      -----------                            --------

         4.1 Amended and Restated Rights Agreement, dated March 31, 1989, as amended February 12, 1999 and December 31, 1999, between Espey Mfg. & Electronics Corp. and Registrar and Transfer Company